UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2024

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-36198	46-2286804
(Commission File Number)	(IRS Employer Identification No.)

5660 New Northside Drive, Third Floor
Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 857-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 13, 2024, Intercontinental Exchange, Inc. (“ICE”) completed the public offering and issuance of $750,000,000 aggregate principal amount of its 5.250% Senior Notes due 2031 (the “Notes”).

The Notes were sold pursuant to an Underwriting Agreement, dated May 6, 2024 (the “Underwriting Agreement”), between ICE and BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC as representatives of the underwriters named therein. The Notes were offered and sold pursuant to ICE’s automatic shelf registration statement on Form S-3 (File No. 333-277603) and the prospectus included therein, filed with the Securities and Exchange Commission on March 1, 2024, and supplemented by the prospectus supplement dated May 6, 2024. The Notes were issued under the Indenture, dated as of August 13, 2018 (the “Indenture”), between ICE and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, as supplemented by the Fifth Supplemental Indenture, dated as of May 13, 2024 (the “Supplemental Indenture”), between ICE and Computershare Trust Company, N.A., as trustee.

ICE received approximately $744.6 million in net proceeds, after underwriting discounts and commissions and before offering expenses, from the sale of the Notes. ICE intends to use a portion of the net proceeds (after deducting underwriting discounts and offering expenses) from the offering of the Notes to repay $500 million in aggregate principal amount of the $1.25 billion outstanding principal amount of ICE’s 3.65% Senior Notes due 2025 at their maturity in May 2025. ICE intends to use the remaining net proceeds to repay approximately $240 million of the outstanding borrowings under ICE’s term loan credit agreement.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain limitations contained in the Underwriting Agreement.

The foregoing description of the Underwriting Agreement and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and the Supplemental Indenture (including the forms of the Notes), which are filed and incorporated by reference as Exhibits 1.1 and 4.1 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 6, 2024, between Intercontinental Exchange, Inc. and BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Fifth Supplemental Indenture, dated as of May 13, 2024, between Intercontinental Exchange, Inc., as issuer, and Computershare Trust Company, N.A., as trustee.

4.2	Form of 5.250% Senior Notes due 2031 (included in Exhibit 4.1).

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

104	The cover page from Intercontinental Exchange, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel

Date: May 13, 2024